      As filed with the Securities and Exchange Commission on July 5, 2006

                                                      Registration No. 333-_____

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                             BOARDWALK BANCORP, INC.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)

       New Jersey                                            20-4392739
     -------------                                      ----------------------
(State or other jurisdiction                             of (I.R.S. Employer
incorporation or organization)                          Identification Number)

                                 201 Shore Road
                            Linwood, New Jersey 08221
               -------------------------------------------------
              (Address and zip code of Principal Executive Offices)

                 Boardwalk Bank 2000 Director Stock Option Plan
                      Boardwalk Bank 2000 Stock Option Plan
                Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan
              Boardwalk Bancorp, Inc. Employee Stock Purchase Plan
              ----------------------------------------------------
                            (Full title of the plan)

                                Michael D. Devlin
                      President and Chief Executive Officer
                             Boardwalk Bancorp, Inc.
                                 201 Shore Road
                            Linwood, New Jersey 08221
                            -------------------------
                     (Name and Address of agent for service)

                                 (609) 601-0600
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                       David W. Swartz, Esquire Stevens &
                                    Lee, P.C.
                             111 North Sixth Street
                           Reading, Pennsylvania 19603
                                 (610) 478-2000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum        Proposed maximum
Title of securities to        Amount to be           offering price            aggregate              Amount of
     be registered           registered (1)            per share             offering price        registration fee
     -------------           --------------            ---------             --------------        ----------------
Common stock, par value
    $5.00 per share            922,395 (2)             $16.55 (3)            $15,265,637.25           $1,633.42

(1) Pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares stated herein, an indeterminate number of shares which may be subject to grant or otherwise issuable by reason of stock splits, stock dividends, or similar transactions.

(2) Based on the maximum number of shares of the Registrant's common stock, par value $5.00 per share, authorized for issuance under the Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan and the Boardwalk Bancorp, Inc. Employee Stock Purchase Plan set forth above and includes shares of the Registrant's common stock issuable upon exercise of outstanding stock options previously granted by Boardwalk Bank (the "Bank") pursuant to the Boardwalk Bank 2000 Director Stock Option Plan and the Boardwalk Bank 2000 Stock Option Plan, which plans and options were assumed by the Registrant in connection with the holding company reorganization contemplated by the Plan of Acquisition, dated as of February 22, 2006, by and between the Registrant and the Bank.

(3) Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices for a share of the registrant's common stock on June 29, 2006.

================================================================================

                                Explanatory Note

         On July 1, 2006, the Registrant acquired all of the outstanding capital stock of the Bank as a the result of the reorganization of the Bank into a bank holding company structure. In connection with the reorganization, certain options previously granted under the Boardwalk Bank 2000 Director Stock Option Plan and the Boardwalk Bank 2000 Stock Option Plan (collectively, the "Bank Option Plans"), which were exercisable to purchase the Bank's common stock, were assumed by the Registrant and are now exercisable to purchase the Registrant's common stock. This Registration Statement is being filed with respect to the shares of the Registrant's common stock issuable under options outstanding under the Bank Option Plans in addition to shares issuable under the Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan and the Boardwalk Bancorp, Inc. Employee Stock Purchase Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

         Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

         Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         In this Registration Statement, "we," "us," and "our" refer to Boardwalk Bancorp, Inc.

         The following documents, which provide certain information about us, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Federal Deposit Insurance Corporation;

         (b) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, as filed with the Federal Deposit Insurance Corporation;

         (c)  the Current Report on Form 8-K filed with the SEC on July 5, 2006;

         (d) The description of our common stock set forth in our Registration Statement on pages 35 through 36 of Form S-4, as amended (Reg. No. 333-132195), filed with the SEC on March 22, 2006, pursuant to which the Registrant registered the Common Stock pursuant under
              Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

         (e) all other documents filed by us after the date of this Registration Statement under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The certificate of incorporation of the Registrant provides for the elimination of liability of its directors and officers for damages to the fullest extent permitted by New Jersey law.

         The New Jersey Business Corporation Act (the "Act") empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and
(b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

         With respect to any derivative action, a corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

         The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

         A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay a corporate agent's expenses if the corporate agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

         The Registrant maintains a liability insurance policy providing coverage for the directors and officers of the Registrant and its subsidiaries, including Boardwalk Bank.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         Exhibits:

       Number                           Description
       ------                           -----------
        3.1 Certificate of Incorporation of the Registrant, as presently in effect (incorporated by reference to Exhibit B to Registrant's Registration Statement on Form S-4, as amended (Reg. No. 333-132195), filed on March 22, 2006).
        3.2 Bylaws of the Registrant, as presently in effect (incorporated by reference to Exhibit C to Registrant's Registration Statement on Form S-4, as amended (Reg. No. 333-132195), filed on March 22, 2006).
        5.1           Opinion and consent of Stevens & Lee.
        10.1 Boardwalk Bank 2000 Stock Option Plan (incorporated by reference to Exhibit E to Registrant's Registration Statement on Form S-4, as amended (Reg. No. 333-132195), filed on March 3, 2006).
        10.2 Boardwalk Bank 2000 Director Stock Option Plan (incorporated by reference to Exhibit E to Registrant's Registration Statement on Form S-4, as amended (Reg. No. 333-132195), filed on March 3, 2006).
        10.3 Boardwalk Bancorp, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit E to Registrant's Registration Statement on Form S-4, as amended
                      (Reg. No. 333-132195), filed on March 22, 2006).
        10.4 Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan (incorporated by reference to Exhibit F to Registrant's Registration Statement on Form S-4, as amended (Reg. No. 333-132195), filed on March 22, 2006).
        23.1          Consent of KPMG LLP.
        23.2          Consent of Stevens & Lee (included in Exhibit 5.1).
        24.1          Powers of Attorney of Directors and Officers
                      (included on signature page).

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linwood, State of New Jersey, on July 3, 2006.


                                       BOARDWALK BANCORP, INC.

                                       /s/ Michael D. Devlin
                                       ----------------------------------------
                                       Michael D. Devlin
                                       Chairman, President and Chief Executive
                                       Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Devlin, Wayne S. Hardenbrook or David W. Swartz, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

                   Signatures                               Title                                  Date
                   ----------                               -----                                  ----
/s/ Michael D. Devlin                             Chairman, President and Chief                  July 3, 2006
-------------------------------------------       Executive Officer
    Michael D. Devlin

/s/ Wayne S. Hardenbrook                          Executive Vice President and Chief             July 3, 2006
-------------------------------------------       Financial Officer (Principal Accounting
    Wayne S. Hardenbrook                          and Financial Officer)

/s/ Mark A. Benevento                             Director                                       July 3, 2006
-------------------------------------------
    Mark A. Benevento

/s/ Joseph M. Brennan                             Director                                       July 3, 2006
-------------------------------------------
    Joseph M. Brennan

/s/ Rudolph M. Chiorazzo                          Director                                       July 3, 2006
-------------------------------------------
    Rudolph M. Chiorazzo

/s/ Arthur R. Coslop                              Director                                       July 3, 2006
-------------------------------------------
    Arthur R. Coslop

/s/ Agostino R. Fabietti                          Director                                       July 3, 2006
-------------------------------------------
    Agostino R. Fabietti

/s/ James L. Fraser                               Director                                       July 3, 2006
-------------------------------------------
    James L. Fraser

/s/ Arthur J. Galetta                             Director                                       July 3, 2006
-------------------------------------------
    Arthur J. Galetta

/s/ Thomas L. Glenn, III                          Director                                       July 3, 2006
-------------------------------------------
    Thomas L. Glenn, III

/s/ Roy Goldberg                                  Director                                       July 3, 2006
-------------------------------------------
    Roy Goldberg

/s/ Carol Nugent Harris                           Director                                       July 3, 2006
-------------------------------------------
    Carol Nugent Harris

/s/ Patricia C. Koelling                          Director                                       July 3, 2006
-------------------------------------------
    Patricia C. Koelling

/s/ Thomas S. Rittenhouse                         Director                                       July 3, 2006
-------------------------------------------
    Thomas S. Rittenhouse

/s/ Thomas K. Ritter                              Director                                       July 3, 2006
-------------------------------------------
    Thomas K. Ritter

                                  EXHIBIT INDEX

       Number                            Description
       ------                            -----------
        3.1 Certificate of Incorporation of the Registrant, as presently in effect (incorporated by reference to Exhibit B to Registrant's Registration Statement on Form S-4, as amended (Reg. No. 333-132195), filed on March 22, 2006).
        3.2 Bylaws of the Registrant, as presently in effect (incorporated by reference to Exhibit C to Registrant's Registration Statement on Form S-4, as amended
                      (Reg. No. 333-132195), filed on March 22, 2006).
        5.1           Opinion and consent of Stevens & Lee.
        10.1 Boardwalk Bank 2000 Stock Option Plan (incorporated by reference to Exhibit E to Registrant's Registration Statement on Form S-4, as amended (Reg. No. 333-132195), filed on March 3, 2006).
        10.2 Boardwalk Bank 2000 Director Stock Option Plan (incorporated by reference to Exhibit E to Registrant's Registration Statement on Form S-4, as amended (Reg. No. 333-132195), filed on March 3, 2006).
        10.3 Boardwalk Bancorp, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit E to Registrant's Registration Statement on Form S-4, as amended
                      (Reg. No. 333-132195), filed on March 22, 2006).
        10.4 Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan (incorporated by reference to Exhibit F to Registrant's Registration Statement on Form S-4, as amended
                      (Reg. No. 333-132195), filed on March 22, 2006).
        23.1          Consent of KPMG LLP.
        23.2          Consent of Stevens & Lee (included in Exhibit 5.1).
        24.1          Powers of Attorney of Directors and Officers
                      (included on signature page).